Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Quality Municipal Fund, Inc.
33-38726, 811-06240

The annual meeting of shareholders was held on July 28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009, October
13, 2009 and additionally adjourned to November 24, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting
together as a class
  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           17,064,272
                    5,437
   Against
                910,131
                       596
   Abstain
                738,310
                       245
   Broker Non-Votes
             4,726,426
                       878
      Total
           23,439,139
                    7,156



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           17,097,665
                    5,507
   Against
                836,303
                       561
   Abstain
                778,745
                       210
   Broker Non-Votes
             4,726,426
                       878
      Total
           23,439,139
                    7,156



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           16,878,369
                    5,446
   Against
                973,240
                       587
   Abstain
                861,104
                       245
   Broker Non-Votes
             4,726,426
                       878
      Total
           23,439,139
                    7,156



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           16,862,747
                    5,469
   Against
             1,060,825
                       594
   Abstain
                789,141
                       215
   Broker Non-Votes
             4,726,426
                       878
      Total
           23,439,139
                    7,156



To approve the elimination of the fundamental policy relating to commodities.


   For
           16,853,977
                    5,435
   Against
                994,451
                       594
   Abstain
                864,285
                       249
   Broker Non-Votes
             4,726,426
                       878
      Total
           23,439,139
                    7,156



To approve the new fundamental policy
relating to commodities.


   For
           16,830,521
                    5,429
   Against
             1,022,139
                       604
   Abstain
                860,053
                       245
   Broker Non-Votes
             4,726,426
                       878
      Total
           23,439,139
                    7,156



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014933.